Exhibit 99.1

TTEC Announces Second Quarter 2019

Financial Results

Signs Bookings of $122 Million

Revenue was $392.5 Million

Operating Income was $22.9 Million or 5.8 Percent of Revenue

($25.4 Million or 6.5 Percent Non-GAAP)

Net Income was $13.6 Million ($15.8 Million Non-GAAP)

Adjusted EBITDA was $44.8 Million or 11.4 Percent of Revenue

Fully Diluted EPS was $0.29 ($0.34 Non-GAAP)

Raises Outlook for Full Year 2019 Revenue, Adjusted Operating Income and Adjusted EBITDA

DENVER, August 7, 2019 — TTEC Holdings, Inc. (NASDAQ: TTEC), a leading digital global customer experience technology and services company focused on the design, implementation and delivery of transformative solutions for many of the world’s most iconic and disruptive brands, today announced financial results for the second quarter ended June 30, 2019.

“We had a standout first half of the year on a number of fronts,” commented Ken Tuchman, chairman and chief executive officer of TTEC. “We delivered record year-to-date top line growth and profit with revenue increasing 8.5 percent to $787 million and non-GAAP operating income increasing 44.6 percent to $60 million. Our bookings and pipeline are healthy. We are winning market share across the board, highlighted by both our expansion in Europe and hypergrowth born-digital client focus. We progressed our strategic initiatives, including growing our customer experience (CX) cloud-based technology platform 188 percent. We are proud of our client and employee Net Promoter Scores. They are a testament to our focus on building the culture necessary to bring humanity to business at scale. Our first half performance, in combination with our new business pipeline and revenue backlog, have led us to raise our full year 2019 guidance.”

Tuchman continued, “CX is the last frontier for competitive advantage and the market is demanding cutting-edge digital experiences. Having anticipated this trend, we were deliberate in shaping TTEC with the CX technology and services that enable clients to create digital-first experiences with our Humanify® Cloud. We are changing the game by leveraging the speed and power of AI and RPA across the customer lifecycle, with solutions including Associate Assist and our managed services RPA offering.”

Investor Relations Contact	Public Relations Contact	Address	Contact
Paul Miller	Nick Cerise	9197 South Peoria Street	ttec.com
+1.303.397.8641	+1.303.397.8331	Englewood, CO 80112	+1.800.835.3832

SECOND QUARTER 2019 FINANCIAL HIGHLIGHTS

Revenue

•     Second quarter 2019 GAAP revenue increased 12.2 percent to $392.5 million compared to $349.9 million in the prior year period.

•     Foreign exchange had a $1.1 million negative impact on revenue in the second quarter 2019.

Income from Operations

•     Second quarter 2019 GAAP income from operations was $22.9 million, or 5.8 percent of revenue, compared to $13.5 million, or 3.9 percent of revenue in the prior year period.

•     Non-GAAP income from operations, excluding $2.5 million in restructuring and impairment charges, was $25.4 million or 6.5 percent of revenue versus 4.2 percent for the prior year period.

•     Foreign exchange had a $1.2 million positive impact on income from operations in the second quarter 2019.

Adjusted EBITDA

•     Second quarter 2019 Non-GAAP Adjusted EBITDA was $44.8 million, or 11.4 percent of revenue, compared to $35.4 million, or 10.1 percent of revenue in the prior year period

Earnings Per Share

•     Second quarter 2019 GAAP fully diluted earnings per share was $0.29 compared to $0.14 for the same period last year.

•     Non-GAAP fully diluted earnings per share was $0.34 compared to $0.22 in the prior year period.

Bookings

•     During the second quarter 2019, TTEC signed an estimated $122 million in annualized contract value. Second quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG BALANCE SHEET AND CASH FLOWS CONTINUE TO FUND INVESTMENTS AND DIVIDENDS

•     As of June 30, 2019, TTEC had cash and cash equivalents of $75.5 million and debt of $248.3 million, resulting in a net debt position of $172.8 million. This compares to a net debt position of $238.1 million for the same period 2018.

•     As of June 30, 2019, TTEC had approximately $510 million of additional borrowing capacity available under its revolving credit facility compared to $395 million for the same period 2018.

•     Cash flow from operations in the second quarter 2019 was $41.3 million compared to $37.3 million for the second quarter 2018.

•     Capital expenditures in the second quarter 2019 were $15.2 million compared to $9.4 million for the second quarter 2018.

Investor Relations Contact	Public Relations Contact	Address	Contact
Paul Miller	Nick Cerise	9197 South Peoria Street	ttec.com
+1.303.397.8641	+1.303.397.8331	Englewood, CO 80112	+1.800.835.3832

•     Paid a 30 cent per share, or $13.9 million, semi-annual dividend on April 18, 2019, an approximate 7 percent increase over the distribution paid in October 2018 and an 11 percent increase over the distribution paid in April 2018.

SEGMENT REPORTING & COMMENTARY

Effective June 30, 2019, TTEC reports financial results for the following two business segments:

1.   TTEC Digital (Digital) - Previously TTEC’s Customer Strategy Services and Customer Technology Services segments.

2.   TTEC Engage (Engage) — Previously TTEC’s Customer Growth Services and Customer Management Services segments.

Financial highlights for the two segments are provided below.

TTEC Digital — Design, build and operate tech-enabled, insight-driven CX solutions

•     Digital second quarter 2019 GAAP revenue increased 49.6 percent to $78.5 million from $52.5 million for the year ago quarter. Income from operations was $7.7 million or 9.8 percent of revenue compared to operating income of $6.8 million or 12.9 percent of revenue for the prior year period.

•     Non-GAAP income from operations was $9.7 million, or 12.4 percent of revenue compared to operating income of $6.8 million or 12.9 percent of revenue in the prior year period.

TTEC Engage — Digitally-enabled customer care, acquisition, and fraud prevention services

•     Engage second quarter 2019 GAAP revenue increased 5.6 percent to $314.0 million from $297.4 million for the year ago quarter. Income from operations was $15.2 million or 4.8 percent of revenue compared to operating income of $6.7 million or 2.3 percent of revenue for the prior year period.

•     Non-GAAP income from operations was $15.7 million, or 5.0 percent of revenue compared to operating income of $7.8 million or 2.6 percent of revenue in the prior year period.

•     Foreign exchange had a negative $0.8 million impact on revenue and positive $1.1 million impact on income from operations.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures can be found in the tables accompanying this press release.

•     GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•     Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, among other items.

Investor Relations Contact	Public Relations Contact	Address	Contact
Paul Miller	Nick Cerise	9197 South Peoria Street	ttec.com
+1.303.397.8641	+1.303.397.8331	Englewood, CO 80112	+1.800.835.3832

BUSINESS OUTLOOK

“We are delighted with the financial performance and business execution underlying another strong quarter and first half of the year,” commented Regina Paolillo, chief financial and administrative officer. “Our years of dedication and investment in transforming the company have differentiated our solutions portfolio, increased the value that we deliver to our clients across the CX continuum, and allowed us to build loyal and tenured relationships with many of the world’s most noteworthy brands.”

Paolillo continued, “We are pleased to launch our updated segments, TTEC Digital and TTEC Engage. We believe this consolidation aligns our management, go-to-market platform, operational and financial reporting structures, and provides our investors a more meaningful view of the now integrated Customer Technology and Strategy Services business (TTEC Digital) and the Customer Growth and Management Services business (TTEC Engage). Looking ahead, we anticipate our first half momentum to continue and expect to deliver significant organic revenue growth alongside improved profitability and cash flow generation this year. As a result, we are raising our full year 2019 revenue and profitability outlook.”

Our updated 2019 estimated full-year guidance, which excludes restructuring charges, impairment charges and PRG Middle East, is as follows:

Revenue between $1.622 and $1.630 billion, versus $1.614 and $1.630 billion.

•     Using the mid-point of our full-year guidance, we estimate TTEC Digital to comprise 18 percent of revenue and TTEC Engage 82 percent of revenue.

Operating income margins between 7.8 and 8.0 percent, versus 7.4 and 7.6 percent.

•     Using the mid-point of our full-year guidance, we estimate TTEC Digital’s margin of 13.4 percent of revenue and TTEC Engage 6.6 percent of revenue.

Adjusted EBITDA margins between 12.8 and 13.0 percent, versus 12.6 and 12.8 percent.

•     Using the mid-point of our full-year guidance, we estimate TTEC Digital’s margin of 18.5 percent of revenue and TTEC Engage 11.7 percent of revenue.

Using the midpoint of our full-year guidance, we expect approximately 28 percent of our revenue, 37 percent of our operating income and 32 percent of our adjusted EBITDA to be recognized in the fourth quarter, our peak seasonal period.

Capital expenditures are estimated to remain unchanged between 3.8 and 4.0 percent of revenue, of which 65 percent is growth oriented.

Effective tax rate for the full year is estimated to remain unchanged between 25 and 27 percent.

Investor Relations Contact	Public Relations Contact	Address	Contact
Paul Miller	Nick Cerise	9197 South Peoria Street	ttec.com
+1.303.397.8641	+1.303.397.8331	Englewood, CO 80112	+1.800.835.3832

About TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is a leading global customer experience technology and services company focused on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, fraud prevention and detection, and content moderation services. Founded in 1982, the Company’s 48,000 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures can be found in the tables accompanying this press release.

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holding, Inc.’s management and are subject to significant risks and uncertainties. Specifically, we would like for you to focus on risks related to our strategy execution, our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share, cybersecurity risk and risks inherent to our equity structure. Actual results may differ from what is expressed in the forward-looking statements. Factors that could cause TTEC’s results to differ materially from those described in the forward-looking statements can be found in TTEC’s Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is available on TTEC’s website www.ttec.com, and on the SEC’s public website at www.sec.gov. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

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Investor Relations Contact	Public Relations Contact	Address	Contact
Paul Miller	Nick Cerise	9197 South Peoria Street	ttec.com
+1.303.397.8641	+1.303.397.8331	Englewood, CO 80112	+1.800.835.3832

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenue	$392,515	$349,853	$786,871	$725,102

Operating Expenses:
Cost of services	299,237	274,260	592,571	557,630
Selling, general and administrative	50,864	44,245	100,584	91,290
Depreciation and amortization	17,050	16,811	33,793	34,735
Restructuring and integration charges, net	428	1,034	1,389	1,883
Impairment losses	2,063	—	3,569	1,120
Total operating expenses	369,642	336,350	731,906	686,658

Income From Operations	22,873	13,503	54,965	38,444

Other income (expense), net	(1,914)	(6,553)	(6,064)	(23,460)

Income Before Income Taxes	20,959	6,950	48,901	14,984

Provision for income taxes	(7,345)	(653)	(14,811)	(2,755)

Net Income	13,614	6,297	34,090	12,229

Net income attributable to noncontrolling interest	(1,816)	(779)	(3,290)	(2,120)

Net Income Attributable to TTEC Stockholders	$11,798	$5,518	$30,800	$10,109

Net Income Per Share

Basic	$0.29	$0.14	$0.74	$0.27

Diluted	$0.29	$0.14	$0.73	$0.26

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.25	$0.12	$0.67	$0.22

Diluted	$0.25	$0.12	$0.66	$0.22

Income From Operations Margin	5.8%	3.9%	7.0%	5.3%
Net Income Margin	3.5%	1.8%	4.3%	1.7%
Net Income Attributable to TTEC Stockholders Margin	3.0%	1.6%	3.9%	1.4%
Effective Tax Rate	35.0%	9.4%	30.3%	18.4%

Weighted Average Shares Outstanding
Basic	46,318	46,016	46,261	45,944
Diluted	46,684	46,401	46,636	46,424

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenue:
TTEC Digital	$78,519	$52,500	$144,372	$102,568
TTEC Engage	313,996	297,353	642,499	622,534
Total	$392,515	$349,853	$786,871	$725,102

Income From Operations:
TTEC Digital	$7,709	$6,764	$15,468	$12,110
TTEC Engage	15,164	6,739	39,497	26,334
Total	$22,873	$13,503	$54,965	$38,444

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$75,517	$78,237
Accounts receivable, net	323,823	350,962
Other current assets	113,142	97,278
Total current assets	512,482	526,477

Property and equipment, net	162,643	161,523
Other assets	504,216	366,508

Total assets	$1,179,341	$1,054,508

LIABILITIES AND EQUITY
Total current liabilities	$322,869	$235,418
Other long-term liabilities	465,823	466,241
Total equity	390,649	352,849

Total liabilities and equity	$1,179,341	$1,054,508

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenue	$392,515	$349,853	$786,871	$725,102

Reconciliation of Adjusted EBITDA:

Net Income	$13,614	$6,297	$34,090	$12,229
Interest income	(429)	(1,471)	(769)	(2,539)
Interest expense	4,208	7,765	9,496	14,224
Provision for income taxes	7,345	653	14,811	2,755
Depreciation and amortization	17,050	16,811	33,793	34,735
Asset impairment, restructuring and integration charges	2,491	1,034	4,958	3,003
Impairment of equity investment	—	—	—	15,632
Gain on sale of business units	(442)	(271)	(750)	(1,065)
Changes in acquisition contingent consideration	(2,424)	—	(2,424)	—
Loss on asset held for sale reclassified to asset held and used	—	2,000	—	2,000
Gain on bargain purchase of acquisition	—	—	—	(685)
Equity-based compensation expenses	3,366	2,574	6,534	6,183

Adjusted EBITDA	$44,779	$35,392	$99,739	$86,472

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$13,614	$6,297	$34,090	$12,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,050	16,811	33,793	34,735
Other	10,639	14,211	53,383	57,742
Net cash provided by operating activities	41,303	37,319	121,266	104,706

Less - Total Cash Capital Expenditures	15,228	9,375	28,428	16,883

Free Cash Flow	$26,075	$27,944	$92,838	$87,823

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$22,873	$13,503	$54,965	$38,444
Restructuring charges, net	428	1,034	1,389	1,883
Impairment losses	2,063	—	3,569	1,120

Non-GAAP Income from Operations	$25,364	$14,537	$59,923	$41,447

Non-GAAP Income from Operations Margin	6.5%	4.2%	7.6%	5.7%

Reconciliation of Non-GAAP EPS:

Net Income	$13,614	$6,297	$34,090	$12,229
Add: Asset restructuring and impairment charges	2,491	1,034	4,958	3,003
Add: Loss on asset held for sale reclassified to asset held and used	—	2,000	—	2,000
Add: Interest charge related to future purchase of remaining 30% for Motif acquisition	469	3,062	1,776	4,987
Add: Impairment of equity investment	—	—	—	15,632
Add: Changes in acquisition contingent consideration	(2,424)	—	(2,424)	—
Less: Gain on sales of business units	(442)	(271)	(750)	(1,065)
Less: Gain on bargain purchase of acquisition	—	—	—	(685)
Add: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	2,134	(1,842)	1,834	(6,346)

Non-GAAP Net Income	$15,842	$10,280	$39,484	$29,755

Diluted shares outstanding	46,684	46,401	46,636	46,424

Non-GAAP EPS	$0.34	$0.22	$0.85	$0.64